May 29, 1998

Mr. T. Stephen Thompson
President
Immtech International, Inc.
1890 Maple Avenue
Suite 110
Evanston, Illinois 60201
Via Fax and Regular Mail

Re: Binding Letter Agreement Between Immtech International, Inc. and Franklin
    Research Group, Inc.

Dear Steve:

The purpose of this letter is to set forth the principal terms of a proposed transaction between Franklin Research Group, Inc. or its designee(s) ("Franklin") and Immtech International, Inc. ("Immtech"). Following the execution of this letter by both parties, the parties shall proceed to enter into one or more agreements consistent with the terms of this letter (such agreement or agreements are hereinafter referred to as the ("Agreement"), and to execute and deliver such other instruments, certificates, and documents as are necessary to carry out the terms of this letter. The provisions of this letter shall be binding on the parties hereto, and their respective successors and assigns. The principal terms of the Agreement shall be as follows:

Purpose of Transaction. The purpose of the transaction will be to further research and find commercial applications for the protein known as "modified CRP" and hereinafter referred to as "mCRP."

Formation of Newco. A new C corporation shall be formed ("Newco"), the ownership and capitalization of which shall be as follows:

1. In exchange for 330,000 shares of the capital stock of Newco, Immtech shall contribute the following assets to Newco: (i) Immtech's domestic and international patents relating to the manufacture, function and uses of mCRP with the exception of uses in Sepsis and uses as an adjuvant in vaccines as delineated in Schedule A attached hereto; (ii) Newco shall grant to Immtech a non-exclusive license for the manufacture of mCRP solely for the purpose of use in connection with Sepsis and as an adjuvant in vaccines; (iii) In the event that Immtech's current licenses for use of mCRP in the treatment of Sepsis and as an adjuvant for vaccines are terminated for any reason, then Immtech shall offer Newco licenses for such uses upon, the same terms as the existing licenses; (iv) all of Immtech's proprietary and non-proprietary information on mCRP, including any records and printed material relating thereto; (v) all licensed rights relating to mCRP, including, without limitation, any rights licensed from Northwestern University; (vi) Newco will have access to all instruments and other equipment currently owned by Immtech that are used in the research and manufacturing of mCRP, including, without limitation, all personal property located at 1890 Maple Avenue in Evanston, Illinois. During the time that these assets are owned by Immtech, Newco shall have the obligation to pay a reasonable share of any maintenance costs associated with these assets. The ownership of these assets shall transfer to Newco upon commencing the additional $6.5 million investment as outlined in
      Section 4 below; and (vii) all other assets, tangible and intangible, of Immtech primarily used in connection with mCRP. In addition, Immtech shall make available to Newco, at reasonable times and for reasonable compensation, Immtech employees and consultants who have knowledge concerning mCRP and its development.

2. In exchange for 510,000 shares of the capital stock of Newco, Franklin will contribute or cause to be contributed to Newco $1,350,000 in accordance with the schedule attached hereto as Schedule B. An additional 160,000 shares of the capital stock of Newco shall be reserved for issuance to Franklin in accordance with paragraph 4 below.

3. Newco shall utilize the $1,350,000 provided by Franklin to prepare for and conduct Phase I human clinical trials on the safety and effectiveness of mCRP. Such Phase I trial will include at least 30 patients and will be conducted primarily as safety tests, but it is anticipated that this Phase I trial will also provide preliminary but statistically significant data evidencing that mCRP is therapeutically efficacious in the treatment of cancer in humans. It is anticipated that these clinical trials will take approximately 18 months to complete.

4. If Newco completes the milestones outlined in paragraph 3 above, then Franklin shall invest an additional $6,500,000 in Newco in exchange for an additional 160,000 shares of the capital stock of Newco. These funds shall be used to conduct Phase II and III human clinical trials. The determination as to whether the Phase I results meet the requirements for the additional $6,500,000 investment shall be made by a Medical Advisory Board appointed by Newco's Board of Directors which shall include no fewer than three members. The Medical Advisory Board shall render a written opinion within thirty days of receipt of data from the Phase I clinical trial. The additional $6,500,000 investment shall be required if in the opinion of a majority of the Medical Advisory Board the Phase I results indicate that mCRP is safe for use in humans and has a statistically significant therapeutically efficacious effect on cancer in humans. If such an opinion is rendered, then within 90 days from the date of receipt of such opinion, Franklin shall provide not less than $1,500,000 of the required additional investment of $6,500,000, an additional $1,500,000 within 180 days of the date of receipt of such opinion, and the remaining $3,500,000 within 270 days of the date of receipt of such opinion. Notwithstanding the foregoing, Immtech shall have the right to provide $1,625,000 of the additional investment of $6,500,000 by giving Newco notice of its intention to do so not later than ten days after the receipt of the opinion of Newco's Medical Advisory Board. If Immtech so notifies Newco, then Immtech shall receive 40,000 of the additional 160,000 shares reserved for issuance to Franklin, and Immtech shall pay such $1,650,000 ratably with the $4,875,000 Franklin is required to provide ($375,000 within 90 days of receipt of the opinion, an additional $375,000 within 180 days, and the balance or $900,000 within 270 days).

5. Upon formation of Newco, Lawrence A. Potempa shall receive 33,333 shares of Newco and an option for an additional 30,000 shares. The option price shall be nominal, and the option would vest upon the submission of a "new drug application" in any major industrialized country by Newco for regulatory approval of a product based upon mCRP, or the entering into of a license by Newco with any entity that is required by the terms of the license to file such an application. If there is a change in control of Newco, the additional 30,000 options will automatically vest.

6. 100,000 shares of Newco shall be reserved for issuance pursuant to a stock option plan for employees and consultants approved by Newco's Board of Directors.

Additional Terms.

1. All shares of Newco shall be common shares and shall have identical terms and rights except that the holders of the Franklin shares shall have the right to elect five of seven members of the Board of Directors.

2. If Franklin fails to make any investment in Newco within thirty days of the date that it is obligated to do so hereunder, and such failure occurs while Franklin is obligated to make its initial $1,350,000 investment, then Immtech shall have the option, exercisable during any time that such failure continues, of (i) if Immtech is publicly traded (trading on the electronic bulletin board shall not constitute "publicly traded") at the time of Franklin's failure to invest, 90% of Franklin's investment will be converted into Immtech stock at a price defined by the average of the preceding 30 trading days; or (ii) to purchase for cash from Franklin all of its shares for 90% of the amount actually contributed by Franklin to Newco. If Immtech exercises its option to repurchase, then it must do so within 90 days of the date of its notice. If such failure occurs while Franklin is obligated to contribute the additional $6,500,000 and Immtech is not public, then Immtech shall have an option to purchase an additional number of shares of Newco for $1 per share such that Immtech would have a majority of the issued and outstanding stock of Newco, and thereafter, there shall be no special rights in the Franklin shares or Immtech shares with respect to the election of the Board of Directors of Newco. The parties agree that if this situation occurs, cumulative voting will apply. Immtech and Franklin shall each have a right of first refusal to purchase the shares owned by the other party upon the same terms and conditions as are contained in any third party offer. This right of first refusal shall not apply to transfers to trusts for the benefit of any shareholder or his family members, or direct transfers to family members, provided that the transferee agrees to subject the transferred shares to the right of first refusal.

3. Until completion of the Phase I human trials, Franklin and Immtech agree that the entering into of any agreement relating to mCRP (as defined in the "Formation of Newco," Section 1 above), including any license or sub-license, with any person or entity that is related in any way to Franklin or any other director or shareholder of Newco shall require the unanimous approval of Newco's Board of Directors. Until the Phase I clinical trials are complete and Franklin has made its additional $6,500,000 investment, the following actions shall require unanimous approval of Newco's Board of Directors: (i) the issuance of any stock options in excess of the 100,000 shares initially reserved for options, and (ii) the agreement to a merger, sale, or disposition of substantially all of the assets of Newco; (iii) the liquidation, dissolution or consolidation of Newco with another entity or the effectuation of any transaction or series of related transactions in which is more than 50% of the voting power of Newco is disposed.

4. Upon the fifth anniversary of the formation of Newco, Immtech shall have a "put" right to sell to Newco all of Immtech's Newco stock for a price equal to the lesser of (i) the fair market value of such shares as determined by a national investment banking firm selected by the parties with experience in valuing biotechnology companies, or (ii) $5 per share. Such right must be exercised by written notice to Newco within 30 days of such fifth anniversary. The cost of any appraisal shall be paid by Immtech. Closing of the sale of the shares shall occur within 60 days of the date upon which the price is determined, and the purchase price shall be paid in cash.

Employment of Dr. Potempa. Dr. Potempa shall enter into a three (3) year employment agreement with Newco, with an option on the part of Newco to extend the agreement for an additional two (2) year period. Dr. Potempa shall be paid an initial salary of $120,000, plus benefits provided to other employees of Newco. Dr. Potempa shall receive bonuses and salary increases as determined by Newco's CEO and/or Board of Directors. The employment agreement shall contain non-competition provisions acceptable to Newco and Dr. Potempa.

Payment of Patent Expenses. Newco shall pay for the maintenance and prosecution of all patents transferred to Newco as set forth in Formation of Newco, Section 1 and as summarized in Schedule A. Newco shall not shall not bear any costs for any Sepsis patents that have been issued.

Preparation of Agreement. Franklin shall produce the initial draft of the Agreement. The parties agree to work diligently to execute the Agreement and any other necessary documentation on or before June 22, 1998.

Board Approval. Each of Franklin and Immtech represents and warranties to the other that all Board or other corporate approvals requisite to carrying out the provisions of this letter have been obtained, and that no further corporate approvals shall be necessary prior to the execution and delivery of the Agreement and related documents.

Governing Law; Venue for Dispute Resolution. The Agreement shall be governed by Delaware law and shall provide that any disputes are to be resolved in the State and Federal courts located in Franklin County, Ohio.

Franklin Research Group, Inc.               Immtech International, Inc.


By: /s/ Philipp D. Nick, President       By: /s/ T. Stephen Thompson
    --------------------------------         ---------------------------------
    Philipp D. Nick, President               T. Stephen Thompson, President

                          ---------------------------
                          Immtech International, Inc.
                          ---------------------------

                        PATENT STATUS - MCRP BIOLOGICALS
                               As of MAY 22, 1998
                                   Schedule A

Patent                             US                  Australian              Canadian                  EPO
                           Appl/Patent Number      Appl/Patent Number      Appl/Patent Number     Appl/Patent Number
                           Date Filed/Issued       Date Filed/Issued       Date Filed/Issued      Date Filed/Issued
========================================================================================================================
Cancer                     ISSUED                  ISSUED                  2132001                93910710.8
(treatment with mCRP)      P-5,283,238             No. 668168              4/22/93 (2545/80)      4/22/93 (2545/81)
                           2/1/94 (2545/31)        9/4/96 (2545/79)
------------------------------------------------------------------------------------------------------------------------
Imaging                    ISSUED
(mCRP diagnostics)         P-5,474,904
                           12/12/95
                           (2545/55)
------------------------------------------------------------------------------------------------------------------------
Immune                     ISSUED                  ISSUED                  ISSUED                 ISSUED
Complex                    P-5,593,897             No. 633488              No. 1,339,290          No. 0411017
Binding                    1/14/97 (2545/73)       6/11/93 (2545/24)       8/12/97 (2545/10)      3/6/96 (2545/93-97)
(mCRP)                                                                                            BE, FR, DE, IT, UK
------------------------------------------------------------------------------------------------------------------------
Monocional                 ISSUED                  ISSUED                  2,057,058              90913619.4
Abs                        P-5,272,258             No. 642430              6/20/90 (2545/34)      6/20/90 (2545/35)
(mCRP specific)            12/21/93 (2545/16)      3/7/94 (2545/33)
------------------------------------------------------------------------------------------------------------------------
Recominant                 Notice of Allowance                                                    94909837.0
mCRP (Substance)           7/97                                                                   8/26/94 (2545/87)
                           08/480.270
                           6/7/95 (2545/86)
------------------------------------------------------------------------------------------------------------------------

Patent                         Japan                     PCT
                         Appl/Patent Number      Appl/Patent Number
                         Date Filed/Issued       Date Filed/Issued
========================================================================
Cancer                   5-519361                PCT/US93/03769
(treatment with mCRP)    4/22/93 (2545/82)       4/22/93 (2545/50)

------------------------------------------------------------------------
Imaging
(mCRP diagnostics)


------------------------------------------------------------------------
Immune                   1-504716                PCT/US89/01247
Complex                  3/31/89 (2545/28)       3/31/89 (2545/11)
Binding
(mCRP)
------------------------------------------------------------------------
Monocional               2-512688                PCT/US90/03487
Abs                      6/20/90 (2545/36)       6/20/90 (2545/20)
(mCRP specific)
------------------------------------------------------------------------
Recominant               6-519333                PCT/US94/0218.1
mCRP (Substance)         2/24/94 (2546/88)       2/24/94 (2545/57)


------------------------------------------------------------------------

                          ---------------------------
                          Immtech International, Inc.
                          ---------------------------

                        PATENT STATUS - MCRP BIOLOGICALS
                               As of MAY 22, 1998
                                   Schedule A

Patent                         US                  Australian            Canadian                    EPO
                       Appl/Patent Number      Appl/Patent Number    Appl/Patent Number       Appl/Patent Number
                       Date Filed/Issued       Date Filed/Issued     Date Filed/Issued        Date Filed/Issued
=====================================================================================================================
Recombinant            08/480,270
mCRP (Divisional)      6/7/95 (2545/86)
---------------------------------------------------------------------------------------------------------------------
Sepsis                 ISSUED                  ISSUED                2123787                  98900907 8
(mCRP therapy)         [illegible]             No. [illegible]       11/23/92                 11/23/92 (2546/71)
                                               1/23/96 (2545/70)     (2545/69)
---------------------------------------------------------------------------------------------------------------------
Thrombopoiesis (using  ISSUED                                                                 95911884.5
mCRP)                  P-5,547,931                                                            2/22/95 (2545/104)
                       8/20/98 (2545/58)
---------------------------------------------------------------------------------------------------------------------
Thrombopoiesis (using  Divisional
mCRP)                  08/549,013
                       8/20/96 (2545/89)
---------------------------------------------------------------------------------------------------------------------
Thrombopoiesis         Divisional
(ex vivo kits)         08/648,974
                       8/27/95 (2545/90)
---------------------------------------------------------------------------------------------------------------------
HIV treatment          ISSUED                  ISSUED                2123786                  92925395.3
(mCRP/rmCRP)           p-5,585,349             No. 662787            11/23/92                 11/23/92 (2545/87)
                       12/17/96                1/23/96 (2545/66)     (2545/65)
                       (2545/53)
---------------------------------------------------------------------------------------------------------------------
Viral treatment        CIP
(mCRP/rmCRP)           08/767,795
                       12/16/96
                       (2545/105)
---------------------------------------------------------------------------------------------------------------------

Patent                        Japan                   PCT
                         Appl/Patent Number    Appl/Patent Number
                         Date Filed/Issued     Date Filed/Issued
===============================================================================
Recombinant
mCRP (Divisional)
-------------------------------------------------------------------------------
Sepsis                   6-510212              [illegible]
(mCRP therapy)           11/23/92              11/23/92 (2545/47)
                         (2545/68)
-------------------------------------------------------------------------------
Thrombopoiesis (using                          PCT/US95/02253
mCRP)                                          2/22/95 (2545/88)
-------------------------------------------------------------------------------
Thrombopoiesis (using
mCRP)
-------------------------------------------------------------------------------
Thrombopoiesis
(ex viva kits)
-------------------------------------------------------------------------------
HIV treatment            5-510209              PCT/US92/10126
(mCRP/rmCRP)             11/23/92              11/23/92 (2545/46)
                         (2545/84)
-------------------------------------------------------------------------------
Viral treatment
(mCRP/rmCRP)
-------------------------------------------------------------------------------

                                   [illegible]

                                   SCHEDULE B

                                   PAYMENT OF
                                   $1,350,000

DATE                                      AMOUNT
----                                      ------

April, 1998                               $   50,000
June 4, 1998                              $  100,000
July 15, 1998                             $   50,000
July 31, 1998                             $  350,000
September 30, 1998                        $  350,000
December 31, 1998                         $  250,000
February 28,1998                          $  200,000
----------------                          ----------
Total                                     $1,350,000